C. Richard Ropka, LLM (Tax)

Licensed in:

State of New Jersey

Admitted to:

United States Supreme Court

United States District Court

United States Tax Court

United States Court of Claims

Please Reply To Our

Turnersville Office

Gloucester County

215 Fries Mill Road

Turnersville, NJ 08012

Camden County

(By Appointment Only)

1101 Crane Drive, Suite 100

Cherry Hill, NJ 08003

Burlington County

(By Appointment Only)

150 Himmelein Road

Medford, NJ 08055

December 28, 2022

BCM Focus Funds

12600 Hill Country Boulevard, Suite R-230

Austin, Texas 78738

Dear Board Members:

We hereby give you our consent to incorporate by reference into the Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement (the “Amendment”), the Legal Opinion issued by our firm for the benefit of the Registrant and its separate series as previously filed with Pre-Effective Amendment No. 1. We also consent to all references to us in the Registrant’s Pre-Effective Amendment No. 2.

Very truly yours,

/s/ Charles R. Ropka, Esq.
Charles R. Ropka, Esq.

CRR/my